Exhibit 99.1

Loop Media Reports 2024 Fiscal Second Quarter Financial Results

BURBANK, CA – May 3, 2024 – Loop Media, Inc. ("Loop Media" or "our" or the "Company") (NYSE American: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports, news, premium entertainment channels and digital signage for businesses, reports financial and operating results for its 2024 fiscal second quarter ended March 31, 2024.

2024 Fiscal Second Quarter (March 31, 2024) Financial Results

Summary Fiscal Q2 2024 vs. Fiscal Q2 2023

•	Revenue in Q2 was $4.0 million, compared to $5.4 million.

•	Net loss was $(7.6) million or $(0.11) per share, compared to a loss of $(9.8) million or $(0.17).

•	Adjusted EBITDA (a non-GAAP financial measure defined below) was $(4.5) million, compared to $(5.6) million.

•	Gross profit was $0.42 million, compared to $1.6 million.

•	Gross margin was 10.4%, compared to 29.4%.

•	As of March 31, 2024, we had 32,658 QAUs operating on the Company’s O&O Platform, compared to 32,734 QAUs as of March 31, 2023.

•	As of March 31, 2024, we had approximately 50,000 screens across the Company’s Partner Platforms, compared to approximately 24,000 as of March 31, 2023.

In the 2024 fiscal second quarter, revenue decreased approximately 26% to $4.0 million compared to $5.4 million for the same period in fiscal 2023. This decrease was primarily driven by a challenging ad market environment in the second quarter of fiscal year 2024. This was exacerbated by one of the largest ad demand participants changing their terms of business with ad publishers, which resulted in a material negative impact on the Company’s ad demand partner revenue.

Gross profit in the 2024 fiscal second quarter was $0.42 million compared to $1.6 million for the same period in fiscal 2023. Gross margin was 10.4% in the 2024 fiscal second quarter compared to 29.4% for the same period in fiscal 2023. The decrease in margin rate was primarily driven by decreased revenue.

Total sales, general, and administrative ("SG&A") expenses (excluding stock-based compensation, depreciation and amortization, impairment of goodwill and intangible assets, and restructuring costs) in the 2024 fiscal second quarter were $5.7 million compared to $7.8 million for the same period in fiscal 2023. The decrease was primarily due to reductions, period on period, in marketing costs, professional and administration fees, headcount, sales commissions and stock compensation.

Net loss in the 2024 fiscal second quarter was $(7.6) million or $(0.11) per share, compared to a net loss of $(9.8) million or $(0.17) per share for the same period in fiscal 2023.

Adjusted EBITDA in the 2024 fiscal second quarter was $(4.5) million compared to $(5.6) million for the same period in fiscal 2023.

On March 31, 2024, cash and cash equivalents were $2.2 million compared to $3.8 million on December 31, 2023. The decrease was primarily driven by decreased revenue. As of March 31, 2024, the Company had total net debt of $6.0 million compared to $7.1 million as of December 31, 2023, a 15% decrease.

For the 2024 fiscal second quarter, we had approximately 83,000 active Loop Players and Partner Screens across the Loop Platform, which includes 32,658 quarterly active Loop Players, or QAUs across the Company’s O&O Platform, a decrease of 0.23% (or 76 QAUs) over the 32,734 QAUs for the 2023 fiscal second quarter and a decrease of 1,125 over the 33,783 QAUs for the fiscal 2024 first quarter, and approximately 50,000 Partner Screens across its Partner Platforms at the end of the 2024 fiscal second quarter, an increase of 108% (or approximately 26,000) over approximately 24,000 Partner Screens at the end of the 2023 fiscal second quarter, and an increase of approximately 7,000 Partner Screens over approximately 43,000 Partner Screens announced for the 2024 fiscal first quarter.

Operational and Cost-Cutting Review

The Company’s Executive Chairman and members of the senior management team recently conducted an operational and cost-cutting review across the Company, which it believes will provide the framework to making Loop Media more competitive in the CTV for business/DOOH industry and will accelerate its potential path to break even and operating profitability. As a result of this review, Loop has, since March 31, 2024:

•	implemented leadership changes, including appointment of a new CEO.

•	laid off or furloughed nine full time employees, with additional furloughs and terminations being considered in the near term;

•	implemented temporary salary reductions, including an additional 20% salary reduction by the senior executive team, in addition to the 20% temporary salary reduction by the executive team in October 2023 (the leadership changes, laid off and furloughed employees, and latest salary reductions are expected to result in an annual aggregate cash payroll reduction of approximately $2 million);

•	reviewed existing third-party vendor products and services with a view to eliminating approximately $750,000 in existing ongoing yearly costs and expenses beginning in the first quarter of fiscal year 2025;

•	eliminated the Company’s “Loop Rewards” monthly incentive payments to venue operators for maintaining target hours of activation for Loop Players, eliminating one of the most significant expenses contributing to sales, general and administrative expenses. The Loop Rewards program incurred costs of $3.0 million for Loop Media’s fiscal year 2023 and $0.41 million for its first quarter of fiscal year 2024;

•	initiatied discussions with certain of its third-party content providers and other licensors, with a view to restructuring existing or new license agreements, and eliminating certain fixed fee content licenses, to more closely align payments to content licensors with related content revenue;

•	continued to develop and promote lower cost channels to reduce or eliminate third party content license fees, where possible;

•	initiatied discussions with one of its significant Loop Player affiliate distribution partners with a view to better incentivize them to increase distribution and activation of its Loop Players across their marketing network;

•	planned the introduction of a two-tier music video service offering, which will include a “Basic tier” consisting of fewer than ten music video channels provided under a free ad-based service and a “premium tier” of the full library of curated music video channels provided under a subscription service; and

•	explored and continue to explore potential strategic alternatives to maximize shareholder value, as well as evaluated and continue to evaluate potential financing opportunities.

These cost-cutting measures are expected to result in material reductions in cost of goods sold and selling general and administrative expenses if and when they are implemented. As the above initiatives and changes take effect, we expect to see improved margins for the Company’s business. There can be no assurances that the Company will be able to effect all changes that we have identified or that any such changes will achieve the desired results.

Jon Niermann, former CEO and Co-Founder, stated, "On March 18, 2024, we announced significant changes to the Company’s business model and strategies including changes in its management team leadership, as well as a complete review of all of its business channels with the goal of improving revenue to accelerate the Company’s path to break-even and operating profitability. As part of those changes, after co-founding the Company and serving as its CEO for the first 10 years, I have stepped down as CEO to focus my time and attention on revenue generation and other outward-facing areas. Along with other organizational changes affecting several parts of the Company, Loop Media also announced the departure of its Chief Revenue Officer and its Chief Operating Officer, both of whom have since exited the Company.

Justis Kao, CEO, stated, "Since my recent appointment as CEO, I have focused my attention on those areas of the business where we can look to increase revenues, leverage the Company’s fixed and variable expenses and improve profitability. Certain of the changes referred to by Jon and that are outlined in Loop Media’s 10-Q periodic report for the period ended March 31, 2024, should move the Company further along that path. I look forward to sharing with you in the future more of the actions that will be undertaken by the Company in an effort to achieve the Company’s objectives.”

Conference Call

The Company will conduct a conference call today, May 3, 2024, at 5:00 p.m. Eastern Daylight Time to discuss its financial and operating results for its 2024 fiscal second quarter ended March 31, 2024.

Loop Media's management will host the conference call.

Date: May 3, 2024

Time: 5:00 p.m. Eastern Time

Participant registration link: Q2 Link

Below are the details for those participants who would like to dial in.

Conference ID: 3912503

Participant Toll-Free Dial-In Number: 1(800) 715-9871

Participant International Dial-In Number: 1(646) 307-1963

The conference call will also be available for replay on the investor relations section of the Company's website at ir.loop.tv

About Loop Media, Inc.

Loop Media, Inc. ("Loop®") (NYSE American: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media's expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media's ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give Loop Media’s current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media's Securities and Exchange Commission filings are available at www.sec.gov.

Non-GAAP Measures

Loop Media uses non-GAAP financial measures, including adjusted EBITDA and quarterly active units or QAUs, as supplemental measures of the performance of the Company's business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Loop Media's financial results under generally accepted accounting principles in the United States of America ("U.S. GAAP"). The tables below provide a reconciliation of adjusted EBITDA to the most nearly comparable measure under U.S. GAAP.

The Company defines an “active unit” as (i) an ad-supported Loop Player (or DOOH location using Loop Media’s ad-supported service through its “Loop for Business” application or using a DOOH venue-owned computer screening the Company’s content) that is online, playing content, and has checked into the Loop analytics system at least once in the 90-day period or (ii) a DOOH location customer using the Company’s paid subscription service at any time during the 90-day period. The Company uses quarterly active units, or “QAUs,” to refer to the number of such active units during such period.

Loop Media Investor Contact
ir@loop.tv

Loop Media Press Contact
Jon Lindsay Phillips

loop@phillcomm.global

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,		Six months ended March 31,
	2024	2023	2024	2023
Revenue	$4,002,463	$5,393,231	$14,173,719	$20,219,062
Cost of revenue
Cost of revenue - Advertising and Legacy and other revenue	2,833,024	3,177,607	8,572,733	11,635,240
Cost of revenue - depreciation and amortization	751,276	630,543	1,558,284	1,312,710
Total cost of revenue	3,584,300	3,808,150	10,131,017	12,947,950
Gross profit	418,163	1,585,081	4,042,702	7,271,112

Operating expenses
Sales, general and administrative	5,735,694	7,769,314	11,906,671	15,727,448
Stock-based compensation	1,112,137	2,475,807	2,440,362	4,266,614
Depreciation and amortization	413,197	235,009	795,072	422,725
Total operating expenses	7,261,028	10,480,130	15,142,105	20,416,787

Loss from operations	(6,842,865)	(8,895,049)	(11,099,403)	(13,145,675)

Other income (expense)
Interest expense	(729,274)	(919,444)	(1,731,464)	(1,927,027)
Other expense	1,506	(2,624)	(25,168)	(2,624)
Total other income (expense)	(727,768)	(922,068)	(1,756,632)	(1,929,651)
Loss before income taxes	(7,570,633)	(9,817,117)	(12,856,035)	(15,075,326)
Income tax (expense)/benefit	—	—	—	(1,230)
Net loss	$(7,570,633)	$(9,817,117)	$(12,856,035)	$(15,076,556)

Basic and diluted net loss per common share	$(0.11)	$(0.17)	$(0.19)	$(0.27)

Weighted average number of basic and diluted common shares outstanding	71,010,998	56,381,209	68,887,644	56,381,209

LOOP MEDIA, INC.

ADJUSTED EBITDA RECONCILIATION

	Three months ended March 31,		Six months ended March 31,
	2024	2023	2024	2023
GAAP net loss	$(7,570,633)	$(9,817,117)	$(12,856,035)	$(15,076,556)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense	729,274	919,444	1,731,464	1,927,027
Depreciation and amortization expense*	1,164,473	865,552	2,353,356	1,735,435
Income tax expense (benefit)	—	-	—	1,230
Stock-based compensation**	1,112,137	2,475,807	2,440,362	4,266,614
Non-recurring expense	21,171	—	278,413	—
Other expense	(1,506)	2,624	25,168	2,624
Adjusted EBITDA	$(4,545,084)	$(5,553,690)	$(6,027,272)	$(7,143,626)

* Includes amortization of content assets and for cost of revenue and operating expenses and ATM facility.

** Includes options, Resticted Stock Units ("RSUs") and warrants.

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	September 30, 2023
ASSETS	(UNAUDITED)
Current assets
Cash	$2,197,359	$3,068,696
Accounts receivable, net	3,572,222	6,211,815
Prepaid expenses and other current assets	667,124	987,605
Content assets - current	1,749,683	2,218,894
Total current assets	8,186,388	12,487,010
Non-current assets
Deposits	9,968	12,054
Content assets - non current	257,921	448,726
Deferred costs - non current	698,570	744,408
Property and equipment, net	2,290,284	2,711,558
Operating lease right-of-use assets	205,545	—
Intangible assets, net	421,667	477,889
Total non-current assets	3,883,955	4,394,635
Total assets	$12,070,343	$16,881,645
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,942,137	$4,978,920
Accrued liabilities	1,494,278	3,546,338
Accrued royalties and revenue share	5,256,608	4,930,329
License content liabilities - current	865,572	489,157
Equipment financing liability, current	32,998	—
Deferred Income	52,983	—
Lease liability, current	66,024	—
Revolving line of credit - current	1,824,560	2,985,298
Non-revolving line of credit, current	994,033
Non-revolving line of credit - related party, current	1,000,000	2,124,720
Total current liabilities	19,529,193	19,054,762
Non-current liabilities
License content liabilities - non current	153,000	208,000
Equipment financing liability, non-current	79,381	—
Lease liability, non-current	139,521	—
Revolving line of credit - related party, non-current	1,595,620	—
Non-revolving line of credit, non-current	537,831	475,523
Non-revolving line of credit - related party, non-current	—	1,959,693
Total non-current liabilities	2,505,353	2,643,216
Total liabilities	22,034,546	21,697,978
Commitments and contingencies	—	—
Stockholders’ equity
Common Stock, $0.0001 par value, 150,000,000 shares authorized, 71,173,736 and 65,620,151 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	7,117	6,562
Additional paid in capital	131,170,258	123,462,648
Accumulated deficit	(141,141,578)	(128,285,543)
Total stockholders' equity	(9,964,203)	(4,816,333)
Total liabilities and stockholders' equity	$12,070,343	$16,881,645

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,856,035)	$(15,076,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	924,766	1,244,329
Depreciation and amortization expense	795,073	422,725
Amortization of content assets	1,558,283	1,312,710
Amortization of right-of-use assets	(205,545)	59,511
Bad debt expense	677,882	—
Extinguishment of debt converted to equity	338,858	—
Loss on extinguishment of debt converted to equity	25,424	—
Stock-based compensation	2,599,295	4,266,614
Shares issued for capital raise costs	44,997	—
Shares issued for consulting fees	124,135	—
Shares issued for vested RSUs	29	—
Change in operating assets and liabilities:
Accounts receivable	1,961,711	6,896,649
Inventory	7,604	10,252
Prepaid expenses	312,879	568,138
Deposit	2,086	(201)
Accounts payable	3,509,252	(1,181,952)
Accrued liabilities	(2,054,235)	(2,207,835)
Accrued royalties and revenue share	326,279	(1,374,484)
License content liability	(751,100)	(3,457,477)
Operating lease liabilities	205,545	(57,046)
Equipment financing liability	112,379	—
Deferred income	52,983	(140,764)
NET CASH USED IN OPERATING ACTIVITIES	(2,287,455)	(8,715,387)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(473,562)	(1,046,876)
NET CASH USED IN INVESTING ACTIVITIES	(473,562)	(1,046,876)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	19,793,104	28,087,249
Repayments on lines of credit	(19,001,212)	(27,326,600)
Proceeds from exercise of warrants	1,480,699	—
Issuance costs for stock uplist	—	(86,330)
Deferred costs	(167,789)	(61,983)
Payment of acquisition related consideration	—	(250,125)
Debt issuance costs	(215,122)	(22,300)
Short swing profit recovery	—	1,201
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,889,680	341,112

Change in cash and cash equivalents	(871,337)	(9,421,151)
Cash, beginning of period	3,068,696	14,071,914
Cash, end of period	$2,197,359	$4,650,763

SUPPLEMENTAL DISCLOSURES OF CASH FLOW STATEMENTS
Cash paid for interest	$511,738	$665,309
Cash paid for income taxes	$-	$1,230
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Shares issued for debt conversion	$2,455,741	$—
Deferred costs for warrants issued for debt	$—	$—
Unpaid additions to licensed content and internally developed content	$200,167	$52,916
Unpaid deferred costs	$36,625	$170,862
Unpaid additions to property and equipment	$30,820	$387,588